UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2006

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On August 31, 2006, the Company issued a press release announcing the details of its plans to complete the spin-off of its subsidiary Tim Hortons Inc. A copy of this press release is attached hereto as Exhibit 99(a). In contemplation of the anticipated spin-off of Tim Hortons, on August 28, 2006 the Company received notice from the administrator of the Company’s Profit Sharing and Savings Plan (the "Plan") that the administrator would impose a blackout period with respect to investments in the Company’s stock fund under the Plan that would begin after the close of business on September 28, 2006 and which is expected to end the week of October 1, 2006. The blackout period is necessary in order for the administrator to adjust participant accounts properly as a result of the spin-off.

On August 31, 2006, the Company provided notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR informing them of the scheduled blackout period and the restrictions on, directly or indirectly, purchasing, exercising, selling or otherwise transferring certain equity securities of the Company. A copy of this notice is attached hereto as Exhibit 99(b) and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On August 31, 2006, the Company issued a press announcing the details of its plans to complete the spin-off of its subsidiary Tim Hortons Inc. A copy of this press release is attached hereto as Exhibit 99(a).

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit 99(a) – Press release issued by the Company dated August 31, 2006.
Exhibit 99(b) – Blackout Notice to Directors and Executive Officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

August 31, 2006	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99	(a) Press release issued by the Company dated August 31, 2006.
99	(b) Blackout Notice to Directors and Executive Officers